UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2009
OCEAN POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 8, 2009, the Board of Directors (“Board”) of Ocean Power Technologies, Inc. (the “Company”) approved Amended and Restated Employment Agreements (the “Amended Agreements”) for its Executive Chairman and former Chief Executive Officer, Dr. George W. Taylor and its Chief Financial Officer, Charles F. Dunleavy (each, an “Officer”) in order to comply with the applicable provisions of Section 409A of the Internal Revenue Code, as amended, and final regulations promulgated thereunder (“Section 409A”). The Amended Agreements clarified the timing and method of severance payments, if any, for the purpose of addressing the requirements of Section 409A, clarified what constitutes a “separation from service” pursuant to Section 409A, and made certain other administrative changes. The Amended Agreements do not materially affect the scope or amount of benefits the Officers are entitled to receive under their respective agreements. In addition, the Amended Agreement for Dr. Taylor reflects his new position and title as the Company’s Executive Chairman.
Copies of the Amended Agreements and amendments to the Incentive Plans are attached hereto as exhibits.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished herewith.

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement by and between Ocean Power Technologies, Inc and George W. Taylor, dated April 8, 2009.
10.2	Amended and Restated Employment Agreement by and between Ocean Power Technologies, Inc and Charles F. Dunleavy, dated April 8, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: April 13, 2009	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Ocean Power Technologies, Inc and George W. Taylor, dated April 8, 2009.
10.2	Amended and Restated Employment Agreement by and between Ocean Power Technologies, Inc and Charles F. Dunleavy, dated April 8, 2009.